EXHIBIT 99.1

Terra Tech Corp. Appoints Michael Nahass as Chief Executive Officer

IRVINE, CA – October 13, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced it has appointed Mr. Michael Nahass as Chief Executive Officer.

Mr. Nahass currently serves as Terra Tech’s President, Chief Operating Officer, Secretary and Treasurer as well as a Director, and has been working at Terra Tech since its inception. Mr. Nahass was instrumental in the start-up operations of Terra Tech and he continues to manage the daily activities of Terra Tech. He takes over the position from Matthew Morgan, who has been CEO since February 2020 as he is stepping down to pursue other interests.

Derek Peterson, Chairman of the Board of Directors, commented, “On behalf of the Board of Directors, I would like to thank Matt for his insight and leadership at Terra Tech throughout 2020. He has navigated the Company through unprecedented times, and we wish him well for the future. As the co-founder and CEO of OneQor Technologies, Inc., Matt was brought into Terra Tech to guide our expansion strategy in the CBD market. With the events of the past six months, including the COVID-19 pandemic which forced many retailers to delay purchase orders in the CBD market, it has become evident to both Matt and the Board that Terra Tech must focus on growing its THC business in order to maximize near-term revenues.”

Mike Nahass commented, “Terra Tech has excellent assets in California and Nevada that have the potential to drive revenue growth in the THC market, including our Hegenberger cultivation facility which is under construction and our Blum retail dispensary in Oakland. The impact of COVID on the CBD industry has led us to streamline and intensify our focus on this core cannabis business and I look forward to sharing more details of our THC expansion strategy on our next quarterly call which is expected to be in mid-November.”

Matthew Morgan commented, “Terra Tech and its Blum and IVXX brands are some of the most long-standing and recognizable names in the California cannabis market. At this juncture in the Company’s evolution and given the volatile market dynamics at play, it makes sense for the Company to leverage this well-established niche they have in the market to build shareholder value. On a personal note, I am stepping down to pursue my other interests.”

Mr. Morgan was issued 14,616,118 shares of Terra Tech common stock in February 2020, in connection with the merger of OneQor with a subsidiary of Terra Tech. Mr. Morgan is voluntarily returning the entirety of his shares in Terra Tech, effective the date hereof, at no cost to the Company.

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About Terra Tech

Terra Tech is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company’s mission is to deliver top-tier cannabis and cannabinoid-based products wth a focus on its core cannabis business.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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